                                                                   Exhibit 10.12

                                 July 18, 2000

Brian Kane, Controller
Pacer International, Inc.
1111 Broadway
Oakland, CA 94607

Dear Brian:

          This confirms our agreement that the terms of the unsigned Administrative Services Agreement between APL Limited and Pacer International, Inc. dated May 29, 2000 (a copy of which is attached to this letter) were effective May 29, 2000, with one exception. The parties have agreed that the terms relating to Field Information Resources set forth in Section 2(a) shall not be in effect. The parties have further agreed that they will use their best efforts to reach agreement on the provision (or lack of provision) of Field Information Resources to Pacer within sixty (60) days of the date of this letter.

          Please sign in the space below to indicate your agreement with this letter.

                                   Sincerely,



                                   Neal West
                                   Vice President, Controller
Agreed:
Pacer International, Inc.


By:/s/ Brian Kane
   ------------------------
   Brian Kane
   Controller

Date: 07/20/00
     ----------------------

                       ADMINISTRATIVE SERVICES AGREEMENT

                                        This ADMINISTRATIVE SERVICES AGREEMENT
                                (this "Agreement"), is effective May 29, 2000,
                                       ---------
                                between APL Limited, a Delaware corporation
                                ("APL"), and Pacer International, Inc., a
                                  ---
                                Tennessee corporation ("Pacer").
                                                        -----

                                   RECITALS

          WHEREAS, Pacer desires to continue to receive from APL and APL is willing to provide to Pacer certain administrative and support services as described hereunder pursuant to the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto agree as follows:

     1.   Administrative Services.
          -----------------------

          (a) APL shall make available and provide to Pacer, in accordance with the terms and conditions of this Agreement, certain administrative services as set forth in Schedule A (the "Services").
                              --------

          (b) From time to time, Pacer may request and APL may make available and provide to Pacer, as the parties may mutually agree, administrative and support services in addition to those set forth in Section 1(a) above ("Additional Services"). Such Additional Services shall be reflected in separate
  -------------------
service memoranda executed by both parties hereto and attached hereto as addenda, and the terms of this Agreement shall govern all such addenda.

          (c) APL shall perform and provide the Services and any Additional Services for Pacer in substantially the same manner with the same degree of care, skill and prudence exercised by APL for its own operations. Subject to the provisions of Section 6, APL shall be deemed to have satisfied its obligation to provide the Services and Additional Services hereunder to the extent it has provided such Services and Additional Services in accordance with APL's past practices in connection with the provision of the same or similar procedures, facilities, equipment, contractors and personnel that provided the Services or Additional Services prior to the Closing (as defined in the Stock Purchase Agreement).

          (d) Subject to the provisions of Section 5, (i) Pacer shall afford to APL, its employees and authorized agents and representatives reasonable access to the properties, books, records, contracts, documents, files and other information of Pacer to the extent necessary to enable APL to perform and provide the Services and the Additional Services, and (ii) APL shall afford to Pacer, its employees and authorized agents and representatives reasonable access to all information related to the Services or the Additional Services produced or generated by APL in the course of providing the same, including without limitation, technical, economic and business data, computer information data bases and the like.

     2.   Fees.
          ----

          (a) For services provided by Memphis and by Mexico for which APL shall be compensated on a per transaction basis, Pacer shall compensate APL in accordance with the fee schedule set forth on Schedule A or as subsequently agreed to by both parties in the case of Additional Services. For office space and associated office services and front line office accounting and Field Information Resource Support, Pacer shall compensate APL based on headcount. Personnel/labor shall be compensated based on headcount plus five percent (5%). "Field Information Resources," include but are not limited to the services of information technology professionals and associated staff required to support local office operation, for example, desktop computer support, local communications support not related to the maintenance or operation of the APL Network, minor applications programming and configuration support for local application programs, and the like. After the expiration or termination of this Agreement, APL is no longer obligated to provide such Field Information Resources. Certain sections of Schedule B to the Information Technology Agreement ("Schedule") itemize those Field Information Resource Services. The itemizations are included solely for administrative convenience during the term of this Agreement and for defining the scope of a Change Order to Services, should Pacer elect to engage APL to continue to perform those services after this Services Agreement is terminated. In particular, if Pacer desires to have APL provide the designated Field Information Resources following the termination of this Agreement, it shall so notify APL at least thirty (30) days prior to the expiration or termination of this Agreement and APL shall provide to Pacer a statement of the proposed cost of' such Field Information Resources. If Pacer does not agree in writing prior to the end of the term of this Agreement, to pay such proposed cost, at the expiration or termination of this Agreement, APL shall cease providing such Information Resources and the corresponding sections of the Schedule shall be deemed deleted from the Information Technology Agreement. If Pacer does so timely agree in writing, APL shall continue to provide such services as are itemized in the Schedule, and the charges payable for Services shall be increased by the amount of the quoted costs for Information Resources.

          (b) During the term of this Agreement, Pacer shall have the right to audit, at its expense, appropriate documents or information of APL to verify the charges; provided, however, that no more than two such audits may be conducted within any twelve-month period. If the audit determines that the charges as presented by APL are more than 10% higher than actual charges, APL shall reimburse Pacer for the reasonable expense of audit and any overpayment of fees under this Agreement.

     3.   Term and Termination.
          --------------------

          (a) APL shall provide the Services and Additional Services to Pacer hereunder for the period beginning on May 29, 2001, and ending on May 29, 2001 or, with respect to each particular Service or Additional Service, (i) on the date specified in a notice of termination delivered pursuant to Section 3(b) below with respect to such Service or Additional Service prior to the termination of this Agreement or (ii) on such other date as is mutually agreed to by both parties.

          (b) Pacer may terminate any portion of the Services or Additional Services by giving 90 days' prior written notice to APL. If either party shall default in the performance of any of its material obligations under this Agreement and shall fail or refuse to remedy such default to the reasonable satisfaction of the other party within 30 days after receipt of written notice, the non-breaching party may terminate this Agreement. If the default in performance relates only to a specific Service or Additional Service and such default is not a default in the performing of a material obligation under this Agreement, termination will be limited to termination of that Service or Additional Service on the same terms as set forth in the immediately preceding sentence. If any party shall become insolvent, be placed in receivership, make an assignment for the benefit of creditors or seek relief or have a petition filed against it under federal bankruptcy law, the other party may terminate this Agreement immediately upon written notice.

          (c) If action by a federal, state or other governmental regulatory agency materially affects a party's rights or obligations hereunder, such party may terminate any portion of the Services or Additional Services or this Agreement by giving 90 days' prior written notice to the other, or such shorter period as may be required by such agency or by law.

          (d) Expiration or termination of all or a portion of this Agreement for any reason shall not terminate the obligations described in Sections 5 and 6 which shall survive any such termination.

          (e) Expiration or termination of this Agreement for any reason shall not terminate either party's obligations or rights arising out of any act or omission of such party occurring prior m such termination or expiration.

     4.   Relationship.
          ------------

          (a) Nothing in this Agreement shall be deemed to create a partnership, joint venture, agency relationship or relationship of employer and employee between the parties. In performing the Services and Additional Services, APL will at all times be an independent contractor and neither party is to be considered the agent or legal representative of the other for any purpose whatsoever.

          (b) APL, in providing the Services and the Additional Services, will be solely responsible for (i) determining the terms and conditions of employment between itself and its employees, agents and representatives, including without limitation, hiring, termination, hours of work, rates and payment of compensation, and (ii) the payment, reporting, collection and withholding of taxes and similar contributions.

     5.   Confidential Information.
          ------------------------

          (a) The parties hereto agree on behalf of themselves and their directors, officers, employees and agents: (i) to hold in trust and maintain confidential, (ii) not to disclose to others without prior written approval from the disclosing party, (iii) not to use for any purpose, other than in connection with this Agreement, and (iv) to prevent duplication of an disclosure to any other party, any Information (as hereinafter defined) received from the disclosing party or developed, presently held or continued to be held, or otherwise obtained by the receiving party, under this Agreement.

          (b) "Information" shall include all results of the Services and Additional Services, information disclosed by either party orally, visually, in writing, or in other tangible form in the course of providing or receiving Services or Additional Services, and shall include, without limitation and as applicable, technical, economic and business data, know-how, flow sheets, drawings, business plans, computer information data bases, and the like.

          (c) The foregoing obligations of confidentiality, non-disclosure and non-use shall not apply to any Information to the extent that the obligated party demonstrates that:

               (i) such Information is or becomes knowledge generally available to the public other than through the acts or omissions of the obligated party which constitute a breach of this Agreement;

               (ii) such information is subsequently received by the obligated party on a non-confidential basis from a third party who did not receive it directly or indirectly from the disclosing party; or

               (iii) disclosure of such Information is required under applicable law or regulations or in connection with a lawsuit, claim, litigation or other proceeding or in connection with tax or regulatory matters.

          (d) The terms and conditions of this Section shall survive any termination of this Agreement.

     6.   Limitation of Liability.
          -----------------------

          (a) APL shall have no liability under this Agreement for damage or loss of any type suffered by Pacer or any third party as a result of the performance of Services or Additional Services provided hereunder by APL except in the case of gross negligence or willful misconduct of APL and

          (b) IN NO EVENT SHALL APL BE LIABLE FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

     7.   Excusable Delay or Failure in Performance.
          -----------------------------------------

               APL shall not be liable for failure to perform any of its obligations under this Agreement during any time APL is unable to perform due to any act of God, sabotage, military operation, national emergency, civil commotion, labor disturbance, utility or computer failure, or the order, requisition, request or recommendation of any government agency or acting government authority, or APL's compliance therewith, or government proration, regulation, or priority, or any change in laws or regulations which prevent APL from providing services required by this Agreement, in each case beyond APL's reasonable control.

     8.   Notices.
          -------

               All notices or communications hereunder shall be sent by personal service, by facsimile transmission or by overnight mail by courier of internationally recognized standing addressed as follows (or such other address as such party may designate in writing):

                    To Pacer:


                    c/o Josh Harris
                    Apollo Management, L.P.
                    1301 Avenue of the Americas
                    38th Floor
                    New York, NY 10019
                    Facsimile: (212) 261-4102

                    To APL:

                    1111 Broadway
                    Oakland, CA 94607-5500
                    Attention: Timothy I. Windle
                    Facsimile (510) 272-8932

Any notice hereunder shall be effective upon receipt by the intended recipient.

     9.   Governing Law.
          -------------

               This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

     10.  Arbitration.
          -----------

               Any dispute, controversy or claim between APL and Pacer arising out of or relating to this Agreement, the Services or any Additional Services, will be resolved by arbitration conducted in Oakland, California under the auspices and according to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement.

     11.  Entire Agreement.
          ----------------

               This Agreement constitutes the entire agreement, between the parties with respect to the subject matter hereof, and supersedes all prior agreements between the parties with respect to the subject matter hereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.

     12.  Severability.
          ------------

               Any provision of this Agreement that is held by a court of competent jurisdiction to violate applicable law shall be limited or nullified only to the extent necessary to bring the Agreement within the requirements of such law.

     13.  No Assignment.
          -------------

               Neither of the parties hereto may assign or transfer any of its fights or delegate any of its obligations hereunder, whether by operation of law or otherwise, to any other person or entity without the prior written consent of the other party hereto. Any purported assignment or delegation that is made other than in accordance with this Section 13 shall be void and of no effect. Subject to the foregoing provisions of this Section 13, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     14.  Waiver.
          ------

               This Agreement may not be amended or modified except by the express written consent of the parties hereto. Any waiver by the parties of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof or of any other provision.

     15.  Third Party Beneficiaries.
          -------------------------

               Except as expressly provided in this Agreement, the parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

     16.  Counterparts.
          ------------

               This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and each of the undersigned hereby warrants and represents that he or she has been and is, on the date of this Agreement, duly authorized by all necessary and appropriate action to execute this Agreement.

                                   APL LIMITED


                                   By: /s/ Neal West
                                      ------------------------------
                                       Name:  Neal West
                                       Title: Controller

                                   PACER INTERNATIONAL, INC.

                                   By: ________________________________
                                       Name:
                                       Title:

                                       7